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                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-66516, No. 33-54741, No. 333-00903 and No. 333-13099) and in the Registration Statements on Form S-8 (No. 33-67834 and No. 333-29711) of Western Gas Resources, Inc. of our report dated March 16, 1998 appearing on page 28 of this Form 10-K.



PRICE WATERHOUSE LLP

Denver, Colorado
March 16, 1998


                                                                    Exhibit 23.1